EXHIBIT 21





                      COGNITRONICS CORPORATION
                            SUBSIDIARIES





                     ThinkEngine Networks, Inc.
                     (Incorporated in Delaware)

                      Dacon Electronics Corp.
                    (Incorporated in New Jersey)

                      American Computer Corp.
                     (Incorporated in New York)
                             (Inactive)

                        Reed Printing, Inc.
                     (Incorporated in New York)
                             (Inactive)

                      Stamford Crescent Corp.
                   (Incorporated in Connecticut)
                             (Inactive)